Exhibit 5.1

CLEARY GOTTLIEB STEEN & HAMILTON LLP One Liberty Plaza New York, NY 10006-1470 T: +1212225 2000 F: +1212 225 3999 clearygottlieb.com

CRAIG B. BROD

RICHARD J. COOPER

JEFFREYS. LEWIS

PAULJ.SHIM

STEVEN L. WILNER

DAVID C. LOPEZ

MICHAELA. GERSTENZANG

LEV L. DASS IN

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

JEFFREY A. ROSENTHAL

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR.

JEFFREY D. KARPF

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

JOON H. KIM

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRALDEZ

DUANE MCLAUGHLIN

CHANTAL E. KORDULA

BENET J. O'REILLY

ADAME. FLEISHER

SEAN A. O'NEAL

GLENN P. MCGRORY

DEBORAH NORTH

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

LILLIAN TSU

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARID. MACKINNON

JAMES E. LANGSTON

JARED GERBER

RISHI ZUTSHI

JANE VAN LARE

AUDRY X. CASUSOL

ELIZABETH DYER

DAVID H. HERRINGTON

KIMBERLY R. SPOERRI

AARON J. MEYERS

DANIEL C. REYNOLDS

ABENAA. MAINOO

HUGH C. CONROY, JR.

JOHN A. KUPIEC

JOSEPH LANZKRON

MAURICE R. GINDI

KATHERINE R. REAVES

RAHUL MUKHI

ELANAS. BRONSON

MANUEL SILVA

KYLE A. HARRIS

LINA BENSMAN

ARON M. ZUCKERMAN

KENNETH S. BLAZEJEWSKI

MARKE. MCDONALD

F. JAMAL FULTON

PAUL V. IMPERATORE

CLAYTON SIMMONS

CHARLES W. ALLEN

JULIA L. PETTY

HELENAK. GRANNIS

SUSANNA E. PARKER

THOMAS S. KESSLER

RESIDENT PARTNERS

JUDITH KASSEL

PENELOPE L. CHRISTOPHOROU

BOAZ S. MORAG

HEIDE H. ILGENFRITZ

ANDREW WEAVER

JOHN V. HARRISON

MATTHEW BRIGHAM

EMILIO MINVIELLE

LAURA BAGARELLA

JONATHAN D.W. GIFFORD

DAVID W.S. YUDIN

KARA A. HAILEY

ANNA KOGAN

BRANDON M. HAMMER

BRIAN J. MORRIS

CARINA S. WALLANCE

ALEXANDER JANGHORBANI

RESIDENT COUNSEL

AMERICAS	ASIA	EUROPE & MIDDLE EAST
NEW YORK SAN FRANCISCO SAO PAULO SILICON VALLEY WASHINGTON, D.C.	BEIJING HONG KONG SEOUL	ABU DHABI BRUSSELS COLOGNE FRANKFURT	LONDON MILAN PARIS ROME
Writer’s Direct Dial: +1 212 225 2438 E-Mail: malbano@cgsh.com

May 10, 2023

LL Flooring Holdings, Inc.
4901 Bakers Mill Lane
Richmond, Virginia 23230

Re: LL Flooring Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to LL Flooring Holdings, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), to be issued by the Company pursuant to the LL Flooring Holdings, Inc. 2023 Equity Compensation Plan (the “Plan”).

We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices not less than the par value thereof, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Michael J. Albano
Michael J. Albano, a Partner

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.